This Amended and Restated Pricing Supplement No. 2018—USNCH1045 is being filed to revise the stated principal amount, issue price, underwriting fee, and proceeds to issuer per security.

The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 6, 2018

Citigroup Global Markets Holdings Inc.	March-----, 2018 Medium-Term Senior Notes, Series N Amended and Restated Pricing Supplement No. 2018—USNCH1045 Filed Pursuant to Rule 424(b)(3) Registration Statement Nos. 333-216372 and 333-216372-01

Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023

Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the Bloomberg Commodity IndexSM (the “underlying index”) from the initial index level to the final index level. The underlying index currently is composed of the prices of twenty-two exchange-traded futures contracts on physical commodities (“commodity futures”), where the positions are notionally “rolled” periodically out of expiring futures contracts and into futures contracts with later expiration dates.
▪	The securities offer leveraged exposure to the potential appreciation of the underlying index and contingent downside protection against loss for a limited range of potential depreciation of the underlying index as described below. In exchange for those features, investors must be willing to accept a means of gaining exposure to commodities that may be adversely affected by “negative roll yields” in “contango” markets, and must be willing to accept full downside exposure to the underlying index, with no buffer, if the underlying index depreciates by more than 25.00%. If the underlying index depreciates by more than 25.00% from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which the final index level is less than the initial index level. There is no minimum payment at maturity. See “Risk Factors Relating to the Securities—The securities may be adversely affected by “negative roll yields” in “contango” markets” in this pricing supplement for important information about the commodity exposure that the underlying index provides.
▪	In order to obtain the modified exposure to the underlying index that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:		Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:		All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:		The Bloomberg Commodity IndexSM (ticker symbol: “BCOM”)
Aggregate stated principal amount:		$
Stated principal amount:		$1,000.00 per security
Pricing date:		March , 2018 (expected to be March 16, 2018)
Issue date:		March , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:		March , 2023 (expected to be March 31, 2023), subject to postponement if such date is not a scheduled trading day
Maturity date:		April , 2020 (expected to be April 5, 2023)
Payment at maturity:

For each $1,000.00 stated principal amount security you hold at maturity, you will receive the following amount:

▪  If the final index level is greater than the initial index level:
$1,000.00 + the leveraged return amount

▪  If the final index level is less than or equal to the initial index level but greater than or equal to the trigger level:
$1,000.00

▪  If the final index level is less than the trigger level:
$1,000.00 × the index performance factor

If the final index level is less than the trigger level, your payment at maturity will be less, and possibly significantly less, than $750.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Initial index level:		, the closing level of the underlying index on the pricing date
Final index level:		The closing level of the underlying index on the valuation date
Index performance factor:		The final index level divided by the initial index level
Index percent increase:		The final index level minus the initial index level, divided by the initial index level
Leveraged return amount:		$1,000.00 × the index percent increase × the leverage factor
Leverage factor:		At least 150.00%. The actual leverage factor will be determined on the pricing date.
Trigger level:		, 75.00% of the initial index level
Listing:		The securities will not be listed on any securities exchange
CUSIP / ISIN:		17324C4E3 / US17324C4E36
Underwriter:		Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$30.00(2)	$965.00
$5.00(3)
Total:	$	$	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $920.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $30.00 for each $1,000.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $30.00 for each $1,000.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Securities” beginning on page PS-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Underlying Supplement No. 6 dated April 7, 2017               Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not futures contracts and are offered pursuant to an exemption from regulation under the Commodity Exchange Act. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the underlying index that enhances returns if the underlying index appreciates;

▪	To enhance returns and potentially outperform the underlying index in a bullish scenario; and

▪	To obtain contingent protection against the loss of principal in the event of a decline of the underlying index as of the valuation date, but only if the final index level is greater than or equal to the trigger level.

▪	To achieve similar levels of upside exposure to the underlying index as a direct investment, while using fewer dollars by taking advantage of the leverage factor.

If the final index level is less than the trigger level, the securities are exposed on a 1-to-1 basis to the percentage decline of the final index level from the initial index level. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 5 years
Leverage factor:	At least 150.00%, to be determined on the pricing date. The leverage factor applies only if the final index level is greater than the initial index level.
Trigger level:	75.00% of initial index level
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

The securities provide for the possibility of receiving a return at maturity equal to at least 150.00% (to be determined on the pricing date) of the appreciation of the underlying index. At maturity, if the underlying index has appreciated from the initial index level to the final index level, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying index. However, if the underlying index has depreciated by more than 25.00% from the initial index level to the final index level, investors will lose 1% for every 1% by which the final index level is less than the initial index level. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Leveraged Upside Performance:	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying index if the underlying index appreciates.
Upside Scenario:	If the final index level is greater than the initial index level, the payment at maturity for each security will be equal to the $1,000.00 stated principal amount plus the leveraged return amount.
Par Scenario:	If the final index level is less than or equal to the initial index level but greater than or equal to the trigger level, which means that the underlying index has depreciated by no more than 25.00% from the initial index level, the payment at maturity will be $1,000.00 per security.
Downside Scenario:	If the final index level is less than the trigger level, which means that the underlying index has depreciated by more than 25.00% from the initial index level, you will lose 1% for every 1% decline in the value of the underlying index from the initial index level (e.g., a 50% depreciation in the underlying index will result in a payment at maturity of $500.00 per security). There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

March 2018	PS-2

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial index level to the final index level. The diagram and examples below are based on a hypothetical leverage factor of 150.00%.

Trigger PLUS Payment at Maturity Diagram

■ The Securities	■ The Underlying Index

Your actual payment at maturity per security will depend on the actual leverage factor, which will be determined on the pricing date, the actual initial index level, the actual trigger level and the actual final index level. The examples below are intended to illustrate how your payment at maturity will depend on whether the final index level is greater than, equal to or less than the initial index level and by how much. The examples are based on a hypothetical initial index level of 90.00 and a hypothetical trigger level of 67.50.

Example 1—Upside Scenario A. The hypothetical final index level is 94.50 (an approximately 5.00% increase from the hypothetical initial index level), which is greater than the hypothetical initial index level.

Payment at maturity per security = $1,000 + the leveraged return amount

= $1,000 + ($1,000 × the index percent increase × the hypothetical leverage factor)

= $1,000 + ($1,000 × 5.00% × 150.00%)

= $1,000 + $75.00

= $1,075.00

March 2018	PS-3

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Because the underlying index appreciated from the hypothetical initial index level to the hypothetical final index level, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security plus the leveraged return amount, or $1,075.00 per security.

Example 2—Par Scenario. The hypothetical final index level is 85.50 (an approximately 5.00% decrease from the hypothetical initial index level), which is less than the hypothetical initial index level but greater than the hypothetical trigger level.

Payment at maturity per security = $1,000

Because the underlying index depreciated from the hypothetical initial index level to the hypothetical final index level, but not by more than 25.00%, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security.

Example 3—Downside Scenario. The hypothetical final index level is 27.00 (an approximately 70.00% decrease from the hypothetical initial index level), which is less than the hypothetical trigger level.

Payment at maturity per security = $1,000 × the index performance factor

= $1,000 × 30.00%

= $300.00

Because the underlying index depreciated from the hypothetical initial index level to the hypothetical final index level by more than 25.00%, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the underlying index.

Risk Factors Relating to the Securities

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying index. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read the risk factors below together with the more detailed description of risks relating to the underlying index contained in the section “Risk Factors” beginning on page US-1 in the accompanying underlying supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the underlying index. If the final index level is less than the trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level is less than the initial index level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The trigger feature of the securities exposes you to particular risks. If the final index level is less than the trigger level, the contingent downside protection against loss for a limited range of potential depreciation of the underlying index offered by the securities will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level is less than the initial index level. Unlike securities with a non-contingent downside protection feature, the securities offer no protection at all if the underlying index depreciates by more than 25.00% from the initial index level to the final index level. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	The securities may be adversely affected by “negative roll yields” in “contango” markets. The underlying index tracks the value of hypothetical positions in futures contracts on physical commodities, where each position is notionally “rolled” periodically out of one futures contract as the expiration date of that futures contract approaches and into another futures contract on the same underlying commodity with a later expiration date. Unlike stocks, which typically entitle the holder to a continuing stake in a corporation, commodity futures specify a certain future date for the physical delivery of a commodity. In order to avoid physical delivery and maintain continuing exposure to commodity futures, the underlying index unwinds its hypothetical position in each futures contract shortly before its expiration date and replaces that position with a hypothetical position in another futures contract on the same underlying commodity with a later expiration date. For example, a futures contract entered into in August may specify a September expiration. As the September expiration date approaches, the futures contract expiring in September may be replaced with a futures contract on the same underlying commodity expiring in October. We refer to this process as “rolling”

March 2018	PS-4

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

exposure to an expiring futures contract into another futures contract on the same underlying commodity with a later expiration date. Through this rolling process, the underlying index is able to reflect continuing exposure to futures contracts on the same underlying commodities.

The “rolling” feature of the underlying index creates the potential for a significant negative effect on the level of the underlying index—which we refer to as a “negative roll yield”—that is independent of the performance of the spot prices of the underlying physical commodities tracked by the underlying index. The “spot price” of a commodity is the price of that commodity for immediate delivery, as opposed to a futures price, which represents the price for delivery on a specified date in the future. The underlying index would be expected to experience negative roll yield if commodity futures prices tend to be greater than the spot prices for the relevant commodities. A market where futures prices are generally greater than spot prices is referred to as a “contango” market. Futures prices on a commodity may be greater than spot prices for a variety of reasons, including costs of storing the commodity until the delivery date, financing costs and market expectations that future spot prices may be higher than current spot prices. As any commodity futures contract approaches expiration, its value will approach the spot price of the relevant commodity, because by expiration it will effectively represent a contract to buy or sell that commodity for immediate (or “spot”) delivery. Therefore, if the futures market for a given commodity is in contango, then the value of a futures contract on that commodity would tend to decline over time (assuming the spot price remains unchanged), because the higher futures price would fall as it converges to the lower spot price by expiration. If the futures market for a given commodity is in contango and the spot price of that commodity remains constant, the underlying index would enter into a hypothetical position in a futures contract on that commodity at the higher contango futures price and then unwind that position near the lower spot price just prior to expiration of that contract, and then enter into a hypothetical position in a new futures contract on that commodity at the higher contango futures price and unwind that position near the lower spot price, and so on over the term of the securities, all the while accumulating losses from the erosion in value that results as the higher contango price declines toward the lower spot price.

Prospective investors in the securities should understand that futures on many of the commodities underlying the underlying index have historically been in contango markets. Therefore, there is a significant risk that negative roll yields may adversely affect the level of the underlying index and the return you receive on the securities. Any negative roll yield will offset any gains in the spot prices of the underlying commodities that may occur over the term of the securities, exacerbate any decline and cause a steady erosion in value if the spot prices of the underlying commodities remain relatively constant.

▪	Your payment at maturity depends on the closing level of the underlying index on a single day. Because your payment at maturity depends on the closing level of the underlying index solely on the valuation date, you are subject to the risk that the closing level of the underlying index on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the futures contracts that constitute the underlying index or in another instrument linked to the underlying index that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the underlying index, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities. In addition, changes in our actual or perceived creditworthiness are likely to affect the value of the securities prior to maturity.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market

March 2018	PS-5

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying index and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying index and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Level of the underlying index. We expect that the value of the securities at any time prior to maturity will depend substantially on the level of the underlying index at that time. If the level of the underlying index decreases following the pricing date, the value of your securities will also likely decline, perhaps significantly. Even at a time when the level of the underlying index is greater than the initial index level, the value of your securities may nevertheless be significantly less than the stated principal amount of your securities because of expectations that the level will continue to fluctuate over the term of the securities, among other reasons.

▪	Volatility of the level of the underlying index. Volatility refers to the magnitude and frequency of changes in the level of the underlying index over any given period. Any increase in the expected volatility of the level of the underlying index may adversely affect the value of the securities.

▪	Interest rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, an increase in U.S. interest rates is likely to adversely affect the value of the securities.

March 2018	PS-6

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	Time remaining to maturity. At any given time, the value of the securities may reflect a discount based on the amount of time then remaining to maturity, which will reflect uncertainty about the change in the level of the underlying index over that period.

▪	Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. Therefore, actual or anticipated adverse changes in the creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. may adversely affect the value of the securities.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the securities attributable to one or more of the other factors.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	If a commodity hedging disruption event occurs during the term of the securities, we may redeem the securities early for an amount that may result in a significant loss on your investment. See “Additional Terms of the Securities—Commodity Hedging Disruption Event” in this pricing supplement for information about the events that may constitute a commodity hedging disruption event. If a commodity hedging disruption event occurs, we may redeem the securities prior to the maturity date for an amount equal to the early redemption amount determined as of the early redemption notice date. The early redemption amount will be determined in a manner based upon (but not necessarily identical to) CGMI’s then contemporaneous practices for determining secondary market bid prices for the securities and similar instruments, subject to the exceptions and more detailed provisions set forth under “Additional Terms of the Securities—Commodity Hedging Disruption Event” below. As discussed above, any secondary market bid price is likely to be less than the issue price and, absent favorable changes in market conditions and other relevant factors, is also likely to be less than the estimated value of the securities set forth on the cover page of this pricing supplement. Accordingly, if a commodity hedging disruption event occurs, there is a significant likelihood that the early redemption amount you receive will result in a loss on your investment in the securities. Moreover, in determining the early redemption amount, the calculation agent will take into account the relevant event that has occurred, which may have a significant adverse effect on the commodity markets generally, resulting in an early redemption amount that is significantly less than the amount you paid for your securities. You may lose up to all of your investment.

The early redemption amount may be significantly less than the amount you would have received had we not elected to redeem the securities and had you been able instead to hold them to maturity. For example, the early redemption amount may be determined during a market disruption that has a significant adverse effect on the early redemption amount. That market disruption may be resolved by the time of the originally scheduled maturity date and, had your payment on the securities been determined on the scheduled valuation date rather than on the early redemption notice date, you might have achieved a significantly better return.

▪	The calculation agent may make discretionary determinations in connection with a commodity hedging disruption event and the early redemption amount that could adversely affect your return upon early redemption. The calculation agent will be required to exercise discretion in determining whether a commodity hedging disruption event has occurred. If the calculation agent determines that a commodity hedging disruption event has occurred and as a result we elect to redeem the securities upon the occurrence of a commodity hedging disruption event, you may incur a significant loss on your investment in the securities.

In addition, the calculation agent has broad discretion to determine the early redemption amount, including the ability to make adjustments to proprietary pricing models and inputs to those models in good faith and in a commercially reasonable manner. The fact that the calculation agent is our affiliate may cause it to have interests that are adverse to yours as a holder of the securities. Under the terms of the securities, the calculation agent has the authority to make determinations that may protect our economic interests while resulting in a significant loss to you on your investment in the securities.

▪	Prices of commodity futures contracts are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the underlying index. Market prices of the commodity futures contracts included in the underlying index tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the prices of the commodities underlying the commodity futures contracts included in the underlying index. See “ — The market prices of the commodities underlying the futures contracts included in the underlying index will affect the value of the securities” below. The prices of commodities and commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities. As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities are also highly cyclical. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

March 2018	PS-7

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	The market prices of the commodities underlying the futures contracts included in the underlying index will affect the value of the securities. Because the securities are linked to the performance of the underlying index, which is composed of commodity futures contracts, we expect that generally the value of the securities will depend in part on the market price of the commodities underlying those futures contracts. The prices of the commodities upon which the futures contracts that compose the underlying index are based are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the underlying index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the securities. It is not possible to predict the aggregate effect of all or any combination of these factors.

▪	The underlying index publisher may be required to replace a contract underlying the underlying index if the existing futures contract is terminated or replaced. A futures contract known as a “designated contract” has been selected as the reference contract for the underlying physical commodity included in the underlying index. Data concerning this designated contract will be used to calculate the underlying index. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more designated contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by Bloomberg, as the case may be, if available, to replace each such designated contract. The termination or replacement of any designated contract may have an adverse impact on the level of the underlying index.

▪	You may in the future have exposure to contracts that are not traded on regulated futures exchanges. At present, the underlying index is composed exclusively of regulated futures contracts; however, the underlying index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the underlying index may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

▪	Risks associated with underlying index may adversely affect the market price of the securities. Because the underlying index reflects the return on exchange-traded futures contracts on 20 different physical commodities, the securities may be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the underlying index will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the underlying index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the underlying index for the following year. However, the sponsor of the underlying index may not discover every discrepancy. Furthermore, the annual weightings for the underlying index are determined each year in the third or fourth quarter and announced as promptly as practicable following the calculation by the sponsor of the underlying index under the supervision of the Bloomberg Commodity Index Oversight Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the underlying index and has no obligation to take the needs of any parties to transactions involving the underlying index into consideration when reweighting or making any other changes to the underlying index. Finally, subject to the minimum/maximum diversification limits described in “Commodity Index Descriptions — The Bloomberg Commodity Indices — Diversification Rules” on page US-116 of the accompanying underlying supplement, the commodities underlying the exchange-traded futures contracts included in the underlying index from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the securities may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

▪	Holders of the securities will not benefit from regulatory protections of the Commodity Futures Trading Commission. The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell commodity futures or options contracts on commodity futures for the benefit of the holders of securities. An investment in the securities does not constitute an investment in commodity futures or options contracts on commodity futures, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts.

▪	Legal and regulatory changes could adversely affect the return on and value of the securities. Futures contracts and options on futures contracts, including the commodity futures contracts tracked by the underlying index, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take

March 2018	PS-8

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, commodity futures exchanges may have regulations designed to limit the amount of fluctuations in futures contract prices. These limits could adversely affect the market prices of commodity futures.

In addition, the regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities. For example, the Dodd–Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the size of the positions any person may hold in futures contracts on a commodity, options on such futures contracts and swaps that are economically equivalent to such contracts. In particular, the CFTC has proposed rules to establish position limits that will apply to specified agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts, including many of the futures contracts included in the underlying index. The limits will apply to a person’s combined position in futures, options and swaps on the relevant commodities. The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for the relevant commodity futures, which may, in turn, have an adverse effect on your payment at maturity. Market participants may decide, or be required to, sell their positions in the relevant commodity futures as a result of these rules. While the effects of these or other regulatory developments are difficult to predict, if broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of the relevant commodity futures and therefore, the level of the underlying index and the value of the securities.

▪	Changes in exchange methodology may affect the value of your securities. The level of the underlying index depends on the settlement prices of commodity futures as determined by the exchanges on which the relevant commodity futures contracts trade. Such exchanges may from time to time change any rule or bylaw or take emergency action under their rules, any of which could adversely affect the settlement prices of the relevant commodity futures and, in turn, your investment in the securities.

▪	Investing in the securities is not equivalent to investing in commodity futures. The return on the securities may not reflect the return you would realize if you actually owned the commodity futures included in the underlying index. You will not have any entitlement to commodity futures or commodities by virtue of your investment in the securities.

▪	Distortions or disruptions of market trading in commodity futures could adversely affect the value of and return on the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These circumstances could adversely affect the settlement price of the commodity futures included in the underlying index and, therefore, the level of the underlying index and the value of and return on the securities. In addition, if a market disruption event occurs on the valuation date, then the final index level will not be the closing level of the underlying index on the valuation date, but instead will be determined as described under “Additional Terms of the Securities” in this pricing supplement. The calculation agent’s determination of the level of the underlying index in this circumstance may result in an unfavorable return on the securities.

▪	The securities do not offer direct exposure to commodity spot prices. The securities are linked to the underlying index, which tracks commodity futures contracts, not physical commodities (or their spot prices). The price of a commodity futures contract reflects the expected value of a commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that is linked to commodity spot prices.

▪	The securities are linked to an excess return index and not a total return index. The securities are linked to an excess return index and not a total return index. An excess return index, such as the underlying index, reflects the returns that are potentially available through an unleveraged investment in the contracts composing that index. By contrast, a “total return” index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts.

▪	The offering of the securities does not constitute a recommendation of the underlying index by CGMI or its affiliates. You should not take the offering of the securities as an expression of our views or the views of our affiliates regarding how the underlying index will perform in the future or as a recommendation to invest in the underlying index, including through an investment in the securities. As we are part of a global financial institution, our affiliates may, and often do, have positions that conflict with an investment in the securities, including short positions with respect to the underlying index or commodity futures. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives and financial resources.

March 2018	PS-9

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the closing level of the underlying index. CGMI and other of our affiliates may publish research from time to time relating to the underlying index and/or commodity futures. Any research, opinions or recommendations provided by CGMI and other of our affiliates may influence the closing level of the underlying index, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Investors should make their own independent investigation of the underlying index and the merits of investing in the securities.

▪	The level of the underlying index may be affected by our or our affiliates’ hedging and other trading activities. In anticipation of the sale of the securities, we expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the commodity futures included in the underlying index or in instruments linked to the underlying index or those commodity futures and may adjust such positions during the term of the securities. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before the valuation date, which may involve, among other things, our counterparties purchasing or selling such commodity futures or other instruments. This hedging activity on or prior to the pricing date could potentially affect the level of the underlying index on the pricing date and, accordingly, potentially increase the initial index level, which may adversely affect your return on the securities. Additionally, this hedging activity during the term of the securities, including on or near the valuation date, could negatively affect the closing level of the underlying index on the valuation date and, therefore, adversely affect your payment at maturity. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI may be willing to purchase your securities in a secondary market transaction.

CGMI and other of our affiliates may also trade the commodity futures included in the underlying index and/or instruments linked to the underlying index or those commodity futures on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the closing level of the underlying index on the valuation date and, therefore, adversely affect the performance of the securities.

It is possible that these hedging or trading activities could result in substantial returns for our affiliates while the value of the securities declines.

▪	Adjustments to the underlying index could adversely affect the value of the securities. The index sponsor may add, delete or substitute the futures contracts that constitute the underlying index or make other methodological changes that could affect the level of the underlying index. Moreover, the index sponsor may discontinue or suspend calculation or publication of the underlying index at any time. In this latter case, the calculation agent will have the sole discretion to substitute a successor index as described under “Additional Terms of the Securities—Discontinuance or Material Modification of the Underlying Index” below, and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	We have no affiliation with the index sponsor and are not responsible for its public disclosures. We are not affiliated with the index sponsor, which is not involved in our offering of the securities in any way. Consequently, we have no control over the actions of such index sponsor, including any actions that could adversely affect the level of the underlying index. The index sponsor has no obligation to consider your interests as an investor in the securities in taking any such actions. None of the money you pay for the securities will go to the index sponsor. In addition, as we are not affiliated with the index sponsor, we do not assume any responsibility for the accuracy or adequacy of any information about the underlying index contained in the public disclosures of the index sponsor. We have made no “due diligence” or other investigation into the index sponsor in connection with the offering of the securities. As an investor in the securities, you should make your own investigation into the underlying index.

▪	The calculation agent, which is an affiliate of the issuer, will make important determinations with respect to the securities. CGMI, the calculation agent for the securities, is an affiliate of ours and will determine the level of the underlying index on the valuation date and the amount owed to you at maturity. In addition, in certain circumstances CGMI may be required to exercise judgments in its capacity as calculation agent. In making these judgments, CGMI’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

▪	determining whether a commodity hedging disruption event has occurred or whether a market disruption event has occurred on the valuation date;

▪	if the valuation date is not a trading day or if a market disruption event occurs on the valuation date, performing the alternative calculation of the final index level described under “Additional Terms of the Securities—Consequences of a Market Disruption Event; Postponement of the Valuation Date”;

▪	if a commodity hedging disruption event occurs, determining the early redemption amount; or

March 2018	PS-10

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	selecting a successor underlying index or performing an alternative calculation of the level of the underlying index if the underlying index is discontinued or materially modified.

Any of these determinations made by CGMI, in its capacity as calculation agent, may adversely affect your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of this pricing supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

March 2018	PS-11

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Information About the Underlying Index

The Bloomberg Commodity IndexSM is a composite index of commodity sector returns, calculated, maintained and published daily by Bloomberg L.P. The Bloomberg Commodity IndexSM currently is composed of the prices of twenty-two exchange-traded futures contracts on physical commodities. The Bloomberg Commodity IndexSM is calculated and maintained by Bloomberg L.P. (the “index sponsor”) and is reported by Bloomberg L.P. under the ticker symbol “BCOM.”

“Bloomberg,” “Bloomberg Commodity IndexSM” and “BCOM” are service and/or trademarks of Bloomberg and sublicensed for certain purposes by Citigroup Global Markets Inc. (the “Licensee”). For more information, see “Commodity Index Descriptions—The Bloomberg Commodity Index Indices—License Agreement” in the accompanying underlying supplement. Please refer to the section “Commodity Index Descriptions—The Bloomberg Commodity Indices” in the accompanying underlying supplement for important disclosures regarding the underlying index.

Historical Information

The “closing level” of the underlying index on any relevant day equals the official closing level of the underlying index published with respect to that day.

The closing level of the underlying index on February 26, 2018 was 89.04.

The graph below shows the closing levels of the underlying index for each day such level was available from January 2, 2013 to February 26, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the underlying index as an indication of future performance.

Bloomberg Commodity IndexSM – Historical Closing Levels January 2, 2013 to February 26, 2018

* The red line indicates the hypothetical trigger level of 66.78, assuming the closing level on February 26, 2018 were the initial index level.

Additional Terms of the Securities

General

The terms of the securities are set forth in the accompanying prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. It is important that you read the accompanying underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.

March 2018	PS-12

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Consequences of a Market Disruption Event; Postponement of the Valuation Date

If the scheduled valuation date is not a scheduled trading day, the valuation date will be postponed to the earlier of the next succeeding scheduled trading day and the business day immediately preceding the maturity date. If the valuation date is not a trading day or a market disruption event occurs or is continuing on the valuation date, then the final index level will not be the closing level of the underlying index on the valuation date, but instead will be determined by the calculation agent in accordance with the formula for and method of calculating the closing level of the underlying index last in effect immediately prior to the valuation date, using:

•	with respect to each unaffected index contract, the official settlement price of that unaffected index contract as of the valuation date (including any delayed publication of that official settlement price for the valuation date that occurred on or prior to the determination of the final index level); and

•	with respect to each affected index contract, the official settlement price of that affected index contract on the first scheduled trading day immediately following the valuation date on which a market disruption event does not occur with respect to any relevant index contract with respect to that affected index contract, provided that if a market disruption event occurs with respect to any such relevant index contract on each day from and including the valuation date to and including the scheduled trading day immediately preceding the maturity date, the price of each such relevant index contract will be determined in good faith based on the calculation agent’s assessment of the official settlement price of that affected index contract on the scheduled trading day immediately preceding the maturity date.

If the maturity date is not a business day, the payment required to be made on the maturity date will be made on the next succeeding business day with the same force and effect as if made on the originally scheduled maturity date. No interest will be payable as a result of the delay in payment.

A “scheduled trading day” means a day, as determined by the calculation agent, on which the underlying index is scheduled to be published by the index sponsor in accordance with the rules or methodology that governs the underlying index.

A “trading day” means a day, as determined by the calculation agent, on which the underlying index is published by the index sponsor in accordance with the rules or methodology that governs the underlying index.

A “relevant index contract” means any futures contract included in the underlying index and, with respect to any such futures contract, any futures contract (including such futures contract) included in the underlying index that references the same underlying commodity as such futures contract.

The “relevant exchange” means, for any relevant index contract, the exchange or principal trading market for that relevant index contract.

A futures contract included in the underlying index is an “unaffected index contract” if no relevant index contract with respect to that futures contract is affected by a market disruption event on the valuation date.

A futures contract included in the underlying index is an “affected index contract” if any relevant index contract with respect to that futures contract is affected by a market disruption event on the valuation date.

A “market disruption event” means:

•	any suspension of or limitation imposed on trading in any relevant index contract on the relevant exchange or any other event that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, any relevant index contract on the relevant exchange, in each case which the calculation agent determines is material;

•	all trading in any relevant index contract is suspended for the entire day;

•	all trading in any relevant index contract is suspended (which term, for the avoidance of doubt, will not include, for purposes of this bullet point, a relevant index contract being bid or offered at the limit price) subsequent to the opening of trading on that day, and trading does not recommence at least ten minutes prior to the actual closing time of the regular trading session of that relevant index contract on that day; or

•	if the relevant exchange establishes limits on the range within which the price of any relevant index contract may fluctuate, the official settlement price of any relevant index contract is at the upper or lower limit of that range on that day, in each case as determined by the calculation agent in its sole discretion.

March 2018	PS-13

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Commodity Hedging Disruption Event

If, on any day during the term of the securities up to but excluding the valuation date, the calculation agent determines that a commodity hedging disruption event has occurred, we will have the right, but not the obligation, to redeem the securities, in whole and not in part, by providing written notice of our election to exercise that right to the trustee (the date of such notice, the “early redemption notice date”) on a redemption date of our choosing that is no later than the 30th business day immediately following the early redemption notice date or earlier than the fifth business day following the early redemption notice date. A commodity hedging disruption event need not be continuing on the early redemption notice date or on the redemption date. The amount due and payable on the securities upon such redemption will be equal to the early redemption amount determined as of the early redemption notice date.

A “commodity hedging disruption event” means any event or condition following which we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any security, option, future, derivative, currency, instrument, transaction, asset or arrangement that the calculation agent deems necessary to hedge the risk of entering into and performing our obligations with respect to the securities, whether in the aggregate on a portfolio basis or incrementally on a trade by trade basis (each a “hedge position”) or (ii) realize, recover or remit the proceeds of any such hedge position, in each case including (without limitation) if those hedge positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards that limit).

The “early redemption amount” will be the fair value of the securities determined by the calculation agent as of the early redemption notice date in good faith and in a manner based upon (but not necessarily identical to) CGMI’s then contemporaneous practices for determining a secondary market bid price for the securities and similar instruments, taking into account the commodity hedging disruption event that has occurred. In determining the early redemption amount, the calculation agent may take into account proprietary pricing models and may make adjustments to those models or inputs to those models in good faith and in a commercially reasonable manner. The calculation agent may also take into account other facts, whether or not unique to us or our affiliates, in determining the early redemption amount so long as it is in good faith and commercially reasonable. The early redemption amount may result in a significant loss on your securities. See “Risk Factors Relating to the Securities—If a commodity hedging disruption event occurs during the term of the securities, we may redeem the securities early for an amount that may result in a significant loss on your investment” in this pricing supplement.

Under the terms of the securities, the calculation agent will be required to exercise discretion under certain circumstances, including (i) determining whether a market disruption event or a commodity hedging disruption event has occurred; (ii) if a market disruption event occurs on the valuation date, performing the alternative calculation of the final index level described above; (iii) if a commodity hedging disruption event occurs, determining the early redemption amount; (iv) if the underlying index is discontinued, selecting a successor index; and (v) in the event of certain changes in the way the underlying index is calculated, performing an alternative calculation of the level of the underlying index. In exercising this discretion, the calculation agent will be required to act in good faith and in a commercially reasonable manner, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our or our affiliates’ ability to adjust or unwind all or a material portion of any hedge with respect to the securities.

Discontinuance or Material Modification of the Underlying index

If the index sponsor discontinues publication of the underlying index and the index sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued underlying index (such index being referred to in this pricing supplement as a “successor index”), then the closing level of the underlying index on the valuation date will be determined by reference to the level of that successor index published with respect to that day. In such event, the calculation agent will make such adjustments, if any, to any level of the underlying index that is used for purposes of the securities as it determines are appropriate in the circumstances. Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to us and to the holders of the securities.

If the index sponsor for the underlying index discontinues publication of the underlying index prior to, and that discontinuation is continuing on, the valuation date and the calculation agent determines, in its sole discretion, that no successor index for the underlying index is available at that time, or the calculation agent has previously selected a successor index for the underlying index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, the valuation date, then the calculation agent will determine the closing level of the underlying index for the valuation date on that date. The closing level of the underlying index will be computed by the calculation agent in accordance with the formula for and method of calculating the underlying index or successor index, as applicable, last in effect prior to that discontinuation using the official settlement price(s) (or, if a market disruption event has occurred with respect to a relevant index contract, the calculation agent’s good faith estimate of the applicable settlement price(s) that would have prevailed but for that market disruption event) at the close of the principal trading session on that date of each relevant index contract most recently composing the underlying index or successor index, as applicable, as well as any

March 2018	PS-14

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

futures contract required to roll any expiring futures contract in accordance with the method of calculating the underlying index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the underlying index or its successor index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the underlying index or a successor index, or the level thereof, is changed in a material respect, or if the underlying index or a successor index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the underlying index or successor index, as applicable, had those changes or modifications not been made, then the calculation agent will, at the close of business in the City of New York on the valuation date, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the underlying index or successor index, as the case may be, as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the underlying index or successor index, as applicable, with reference to the underlying index or successor index, as adjusted. Accordingly, if the method of calculating the underlying index or a successor index is modified so that the level of the underlying index or successor index is a fraction of what it would have been if there had been no such modification, then the calculation agent will adjust its calculation of the underlying index or successor index, as applicable, in order to arrive at a level of the underlying index or successor index, as applicable, as if there had been no modification.

Events of Default and Acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities will be determined by the calculation agent and will equal, for each security, the payment at maturity, calculated as though the valuation date were the date of such acceleration.

In case of default in payment at maturity of the securities, no interest will accrue on such overdue payment either before or after the maturity date.

Calculation Agent

The calculation agent for the securities will be CGMI, an affiliate of Citigroup Inc. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Inc. and the holders of the securities. The calculation agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

United States Federal Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Tax Considerations” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion. However, the discussion below is subject to the discussion in “United States Federal Tax Considerations—Assumption by Citigroup Inc.” in the accompanying prospectus supplement, and you should read it in conjunction with that discussion.

The following is a discussion of the material U.S. federal income and certain estate tax consequences of ownership and disposition of the securities. It applies to you only if you purchase a security for cash and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•         a financial institution;

•         a “regulated investment company”;

•         a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•         a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•         a person holding a security as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a security;

•         a person subject to the alternative minimum tax;

•         a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•         an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership

March 2018	PS-15

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

holding securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effect of any applicable state, local or non-U.S. tax laws, the potential application of the Medicare contribution tax or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, the securities should be treated as prepaid forward contracts for U.S. federal income tax purposes. By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid forward contracts.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•         a citizen or individual resident of the United States;

•         a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•         an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement of the securities as described below.

Taxable Disposition of the Securities. Upon a taxable disposition (including a sale, exchange or retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the relevant security. Your tax basis in a security should equal the amount you paid to acquire it. The gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In this case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities until retirement. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should

March 2018	PS-16

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•         an individual who is classified as a nonresident alien;

•         a foreign corporation; or

•         a foreign estate or trust.

You are not a Non-U.S. Holder for the purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a beneficial owner during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Taxable Disposition of the Securities. Subject to the discussion below regarding “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of your securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a U.S. person.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. If you are a Non-U.S. Holder to which this paragraph may apply, you should consult your tax adviser regarding other U.S. tax consequences of the ownership and disposition of the securities. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. Subject to the discussion under “FATCA” below, if all or any portion of a security were recharacterized as a debt instrument, any payment made to you with respect to the security generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the securities.

Information Reporting and Backup Withholding

Payment of the proceeds of a taxable disposition of the securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest, dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP

March 2018	PS-17

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. If the securities were recharacterized as debt instruments, this legislation would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion, when read in conjunction with “United States Federal Tax Considerations—Assumption by Citigroup Inc.” in the accompanying prospectus supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar

March 2018	PS-18

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $30.00 for each $1,000.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $30.00 for each $1,000.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the notes is more than two business days after the pricing date, investors who wish to sell the notes at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing level of the

March 2018	PS-19

Citigroup Global Markets Holdings Inc.
Trigger PLUS Based on the Bloomberg Commodity IndexSM Due April-----, 2023 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

underlying index and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Risk Factors Relating to the Securities—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Risk Factors Relating to the Securities—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2018 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

March 2018	PS-20